UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional materials

☐	Soliciting Material Pursuant to § 240.14a-12

Ritchie Bros. Auctioneers Incorporated

(Name of Registrant as Specified in Its Charter)

Luxor Capital Group, LP

LCG Holdings, LLC

Lugard Road Capital GP, LLC

Luxor Capital Partners Offshore Master Fund, LP

Luxor Capital Partners Long Offshore Master Fund, LP

Lugard Road Capital Master Fund, LP

Luxor Capital Partners, LP

Luxor Management, LLC

Christian Leone

Jonathan Green

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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On March 1, 2023, Luxor Capital Group, LP and certain affiliates issued the following press release:

Luxor Capital: Ritchie Bros.’s Debt Raise Confirms Recent Convertible Financing was Off-Market and Entirely Unnecessary

Shareholders should vote NO on the Value Destructive IAA Merger

NEW YORK, March 1, 2023 -- Luxor Capital Group, LP (“Luxor”), as the manager of funds owning 4.7 million shares of Ritchie Bros. Auctioneers Incorporated (NYSE: RBA) (TSX: RBA) (“RBA” or, “Ritchie Bros.”, or the “Company”), representing approximately 4.2% of the Company’s outstanding shares, commented today on the Company’s recent debt financing.

As RBA shareholders are aware, on January 23, 2023, RBA announced that Starboard Value LP and certain of its affiliates (together, "Starboard") agreed to purchase $485 million of newly issuable senior convertible preferred shares of RBA under the guise that it was necessary in connection with the proposed merger with IAA, Inc. (NYSE: IAA) (the “IAA Merger”). Luxor and other RBA shareholders protested the cost of the financing and the egregious value transfer of approximately $100mm+ to Starboard from RBA shareholders, as well as questioned the lack of any substantive outreach by the RBA Board to financing sources other than Starboard. The RBA board of directors (the “Board”) and management dismissed shareholder concerns calling the financing a “fantastic outcome for shareholders,” and has continued to dispute Luxor’s characterizations and value transfer calculations in connection with the financing.

However, today’s pricing of Ritchie Bros. debt exposed the actual cost of RBA’s debt when it is marketed in a competitive process – and not in a sweetheart deal. Over the past ~24 hours, RBA received >$9bn of demand for its debt fundraise. An $800mm unsecured bond maturing in 2031 was priced at a credit spread of 375 basis points.

For comparison, and as we highlighted on page 57 of our February 28, 2023 presentation, for the convertible preferred shares to be worth par, (not accounting for the benefits of the make-whole and options to increase the interest rate), the Starboard financing would need to be priced at a credit spread of over 1,500 basis points!

Despite the RBA Board’s claims to have engaged in “robust negotiations with Starboard to deliver a compelling capital raise”, today’s capital raise confirms that with a mere fraction as much time and effort, the Company was able to procure substantially cheaper, less onerous, non-dilutive financing.

The stark difference in funding costs is glaring, and Luxor believes, clearly highlights the difference between a market driven process, and one that lacked a process and was given to a friend of RBA management to acquire their support for the IAA Merger, without proper oversight from the RBA Board.

“Ritchie Bros. has disingenuously claimed that the Starboard financing is a good outcome for shareholders and adds “financial flexibility”. We think the recent debt raise clearly shows Ritchie Bros.’s true cost of capital. The transfer of wealth that occurred with the convertible preferred financing was shocking and unneeded. Luxor believes the only possible reason to enter into the unnecessary and off-market preferred financing was the pressing need to change shareholder perceptions of the value destructive IAA Merger. Ultimately, the only way to rid Ritchie Bros. of this materially over-priced, 9-year burden, is for shareholders to Vote No to the IAA Merger,” said Doug Snyder, President of Luxor.

For further information regarding additional key reasons to Vote No on this transaction, please also see our original Feb 17, 2023, presentation, https://www.luxorcap.com/LuxRBA021623.pdf.

Luxor invites its fellow RBA shareholders to review its presentations and join Luxor and many other RBA shareholders in voting the GREEN proxy AGAINST the IAA Merger.

If you require assistance in voting your GREEN proxy or would like to receive updates, please call Okapi Partners toll-free at + 1 (877) 629-6356 or Shorecrest Group at + 1 (888) 637-5789.

After reading the information provided, if you agree that the IAA Merger is not in the best interest of RBA or its shareholders, we urge you to take the time to vote AGAINST using your GREEN proxy card. If you have already voted using the Company’s white proxy card, you have every right to change your vote by using the GREEN proxy card that is being mailed to shareholders of record. Only the latest-dated validly executed proxy that you submit will be counted. Please follow the instructions on the GREEN proxy card to vote using one of the available methods provided. To ensure your vote is counted, we recommend that you vote on the internet where possible, so your vote is received before March 9, 2023 at 5:00 p.m. (Pacific Time).

YOUR VOTE IS IMPORTANT IN DETERMINING THE FUTURE OF RITCHIE BROS.

About Luxor Capital Group, LP:

Luxor Capital Group, LP is a multi-billion-dollar investment manager, which was founded in 2002 and is based in New York. It makes investments through its fundamental, long-term oriented investment process. The firm has an extensive history of investing in global marketplaces businesses.

Luxor Capital Group, LP, LCG Holdings, LLC, Lugard Road Capital GP, LLC, Luxor Capital Partners Offshore Master Fund, LP, Luxor Capital Partners Long Offshore Master Fund, LP, Luxor Capital Partners, LP, Lugard Road Capital Master Fund, LP, Luxor Management, LLC, Christian Leone, and Jonathan Green (collectively, the “Participants”) have filed a definitive proxy statement and accompanying GREEN proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies in connection with a special meeting (the “Special Meeting”) of the shareholders of Ritchie Bros. Auctioneers Incorporated, a company organized under the federal laws of Canada (the “Company”). All shareholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information related to the Participants. The definitive proxy statement and an accompanying GREEN proxy card will be furnished to some or all of the Company’s shareholders and will be, along with other relevant documents, available at no charge from the Participants’ proxy solicitors, Okapi Partners LLC by phone at (877) 629-6356 (Toll Free) or by email to info@okapipartners.com, or to Shorecrest Group by phone at (888) 637-5789 (Toll Free) or by email at contact@shorecrestgroup.com. Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the definitive proxy statement filed by the Participants with the SEC on February 13, 2023. This document is available free of charge on the SEC website.

Contacts:

Investor Contacts

Douglas Friedman
Luxor Capital Group, LP
RBA@luxorcap.com

Mark Harnett & Bruce Goldfarb
Okapi Partners LLC
(212) 297-0720
Info@okapipartners.com

Media

Dan Gagnier & Riyaz Lalani
Gagnier Communications
(646) 342-8087
luxor@gagnierfc.com